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                                 Amendment No. 1
                                       to
                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                              ---------------------

                               AVISTA CORPORATION
             (Exact name of registrant as specified in its charter)


               Washington            1-3701            91-0462470
         (State of incorporation   (Commission      (I.R.S. Employer
            or organization)        File Number)    Identification No.)

                            1411 East Mission Avenue
                            Spokane, Washington 99202
          (Address of principal executive offices, including zip code)
                              ---------------------


Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class               Name of each exchange on which
           to be so registered              Each class is to be so registered

            Depositary Shares                    New York Stock Exchange

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.       [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.       [ ]

     Securities Act registration statement file number to which this form relates: 333-61599.
        ----------

     Securities to be registered pursuant to Section 12(g) of the Act:  None

     The Commission is respectfully requested to send copies of all notices, orders and communications to:

J.E. ELIASSEN, Senior Vice President                     J. ANTHONY TERRELL
      & Chief Financial Officer                       Thelen Reid & Priest LLP
         Avista Corporation                              40 West 57th Street
      1411 East Mission Avenue                        New York, New York  10019
     Spokane, Washington  99202

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   Description of Registrant's Securities to be Registered.
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          The class of securities registered hereby is the Depositary Shares of
Avista Corporation, a Washington corporation (the "Company").

          A description of the Depositary Shares is contained in the Prospectus included in the Registration Statement on Form S-4 of the Company (Registration No. 333-61599) which was declared effective by the Securities and Exchange Commission on October 21, 1998. Such description is incorporated herein by reference.

Item 2.   Exhibits.
          --------

           Exhibit      Description
           -------      -----------

            1.* Restated Articles of Incorporation of the Company (filed as Exhibit 3(a) to the Company's Annual Report on
                        Form 10-K for the year ended December 31, 1998).

            2. Form of Articles of Correction to Articles of Amendment to Restated Articles of Incorporation of the Company.

            3.* Bylaws of the Company, as amended, October 1, 1998 (filed as Exhibit 4(d) to the Registration Statement).

            4.* Form of Deposit Agreement between the Company and The Bank of New York, as Depositary and form of depositary receipt (filed as Exhibit 4(d) to the Registration Statement).

            5.* Form of Depositary Receipt (filed as Exhibit 4(f) to the Registration Statement).

            6.* Rights Agreement, dated as of February 16, 1990, between the Company and The Bank of New York, as successor Rights Agent (filed as Exhibit 4(n) to Form 8-K dated February 16, 1990).


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     *    Previously filed as indicated and incorporated herein by reference.

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 28, 1999


                                        AVISTA CORPORATION



                                        By:  /s/ Ronald R. Peterson
                                            ------------------------------------
                                        Name: Ronald R. Peterson
                                        Title: Vice President & Treasurer


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